EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated September 25, 2013, with respect to the supplemental combined financial statements of Icahn Enterprises L.P. and subsidiaries, included in the Current Report of Icahn Enterprises L.P. on Form 8-K, dated September 25, 2013. We hereby consent to the incorporation by reference of said report in the Registration Statements of Icahn Enterprises L.P. on Forms S-3 (File No. 333-158705).

/s/Grant Thornton LLP

New York, NY
September 25, 2013